Table of Contents

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      March 1, 2004

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-4224	11-1890605

(Commission File Number)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

TABLE OF CONTENTS

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
S I G N A T U R E
EX-99.1
EX-99.2

Item 5. Other Events and Required FD Disclosure

     On March 1, 2004, Avnet, Inc. issued press releases announcing (1) the offering of $270 million of convertible senior debentures due 2034 and (2) the commencement of a cash tender offer for any and all of its outstanding 7 7/8% notes due February 15, 2005. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press release of Avnet, Inc., dated March 1, 2004, announcing the offering of convertible senior debentures.

99.2	Press release of Avnet, Inc., dated March 1, 2004, announcing a cash tender offer for its 7 7/8% notes.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)

Date: March 1, 2004	By:	/s/ Raymond Sadowski

Raymond Sadowski
Senior Vice President and
Chief Financial Officer